Exhibit 5.2

ATTORNEYS AT LAW

100 North Tampa Street, Suite 2700
Tampa, FL 33602-5810
P.O. Box 3391
Tampa, FL 33601-3391
813.229.2300 TEL
813.221.4210 FAX
www.foley.com

December 15, 2014

Rock Creek Pharmaceuticals, Inc. 2040 Whitfield Avenue, Suite 300 Sarasota, Florida 34243

Ladies and Gentlemen:

We have acted as counsel to Rock Creek Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the sale, through MLV & Co. LLC (“MLV”) as the sales agent, from time to time by the Company of shares (the “Offering Shares”) of common stock of the Company, par value $0.0001 per share (the “Common Stock”), having an aggregate offering price of up to $16,500,000, to be issued pursuant to a registration statement on Form S-3 filed by the Company with the Securities and Exchange Commission (the “Commission”) on December 15, 2014 (the “Registration Statement”), the base prospectus included in the Registration Statement (the “Base Prospectus”) and the related sales agreement prospectus included in the Registration Statement (the “Sales Agreement Prospectus,” and together with the Base Prospectus, the “Prospectus”), and that certain At Market Issuance Sales Agreement, dated as of December 15, 2014, by and between the Company and MLV (the “Sales Agreement”).

As counsel to the Company in connection with the issuance and sale of the Offering Shares, we have examined such documents, matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have (i) relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters and (ii) assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

In giving this opinion, we have assumed that any certificates representing the Offering Shares will conform to the Specimen Common Stock Certificate filed as Exhibit 4.1 to the Registration Statement.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Offering Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Sales Agreement, the Registration Statement and the Prospectus, such Offering Shares will be validly issued, fully paid and nonassessable.

In rendering the foregoing opinion, we have assumed that (i) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the Delaware General Corporation Law and (ii) upon the issue of any of the Offering Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Tenth Amended and Restated Certificate of Incorporation, as amended, that are not otherwise reserved for issuance.

Boston Brussels CHICAGO Detroit	JACKSONVILLE LOS ANGELES MADISON MIAMI	MILWAUKEE NEW YORK ORLANDO SACRAMENTO	SAN DIEGO SAN FRANCISCO SHANGHAI SILICON VALLEY	TALLAHASSEE TAMPA TOKYO WASHINGTON, D.C.

December 15, 2014

The opinions set forth in this opinion are limited solely to the federal laws of the United States of America and the Delaware General Corporation Law, and we express no opinion as to the laws of any other jurisdiction.

We hereby consent to the deemed incorporation by reference of this opinion into the Registration Statement and the Prospectus and to the references to our firm therein. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP